                                                                   Exhibit 4.10

================================================================================




                          FEDERATED INVESTORS PROGRAM
                          INITIAL PURCHASE AGREEMENT



                         Dated as of October 24, 1997


                                    between


                        FEDERATED FUNDING 1997-1, INC.,
                                   as Seller


                                      and


                           WILMINGTON TRUST COMPANY,
                        not in its individual capacity
                      but solely as Owner Trustee of the
                           PLT FINANCE TRUST 1997-1,
                             as Initial Purchaser



================================================================================

[Certain portions of this Exhibit have been omitted based upon a request for confidential treatment filed by the Company with the Secretary of the Commission on March 26, 1998, as amended on April 23, 1998]

                               TABLE OF CONTENTS

                                                           Page
                                                           ----

ARTICLE I  RULES OF CONSTRUCTION; DEFINITIONS

    1.01.    Rules of Construction.......................    1
    1.02.    Definitions.................................    1

ARTICLE II  SALE AND PURCHASE OF THE PORTFOLIO ASSETS

    2.01.    Sale and Purchase...........................    2
    2.02.    Transfers and Payments......................    2
    2.03.    Recording of Sales and Transfers............    2
    2.04.    Initial Purchaser's Collection Rights.......    3
    2.05.    Continuing Obligations......................    3
    2.06.    Further Assurances..........................    3

ARTICLE III  SECURITY INTEREST

    3.01.    Security Interest...........................    3

ARTICLE IV  MISCELLANEOUS

    4.01.    Modifications in Writing....................    4
    4.02.    Notices.....................................    4
    4.03.    Binding Effect, Assignment..................    4
    4.04.    Governing Law...............................    4
    4.05.    Severability of Provisions..................    4
    4.06.    Trust Capacity..............................    4

             EXHIBITS

Exhibit A    Purchased Portfolio Assets

                          FEDERATED INVESTORS PROGRAM
                          INITIAL PURCHASE AGREEMENT


          FEDERATED INVESTORS PROGRAM INITIAL PURCHASE AGREEMENT, dated as of October 24, 1997 (this "Agreement"), between FEDERATED FUNDING 1997-1, INC. (the "Seller") and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the PLT FINANCE TRUST 1997-1 (the "Initial Purchaser").

                             W I T N E S S E T H:

          WHEREAS, the Seller and the Initial Purchaser are parties to that certain Federated Investors Program Master Agreement dated as of the date hereof with Federated Investors, as Parent, the Seller, the Initial Purchaser, and the "Distributor," "Transferor," "Funding and Collection Agent," "Revolving Purchaser" and "Program Administrator," each as defined therein (the "Master Agreement").

          WHEREAS, the Seller desires to sell to the Initial Purchaser, and the Initial Purchaser desires to purchase from the Seller, on the terms and subject to the conditions specified in this Agreement and the Master Agreement, the Purchased Portfolio Assets (defined as hereinafter provided);

          NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                      RULES OF CONSTRUCTION; DEFINITIONS

          Section 1.01  Rules of Construction.  The rules of construction set
                        ---------------------
forth in Schedule X to the Master Agreement shall be applied to this Agreement.

          Section 1.02. Definitions.  Capitalized terms not expressly defined
                        -----------
herein, which are defined in Schedule X to the Master Agreement, shall have the same meanings herein as in said Schedule.

                                  ARTICLE II

                     SALE AND PURCHASE OF THE RECEIVABLES

          Section 2.01.  Sale and Purchase.  (a)  The Seller hereby agrees to
                         -----------------
sell, transfer, convey and assign to the Initial Purchaser, and the Initial Purchaser hereby agrees to purchase, in each case on the terms and subject to the conditions set forth in this Agreement and in Article III of the Master Agreement, all of the Seller's right, title and interest in, to and under all Purchased Portfolio Assets described on Exhibit A hereto, including all Ancillary Rights relating thereto.

          (b) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Initial Purchaser and a sale by the Seller of the Purchased Portfolio Assets, constituting a True Sale, and shall not be treated as a lending transaction.
The sale of Purchased Portfolio Assets by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as set forth in the Master Agreement.

          Section 2.02.  Transfers and Payments.  (a)  Subject to the terms and
                         ----------------------
conditions of the Master Agreement, the Seller shall convey the Purchased Portfolio Assets arising directly or indirectly out of the Commission Shares of each Fund issued on or prior to the Initial Purchase Cut-Off Date to the Initial Purchaser on the Initial Purchase Date, and the Initial Purchaser shall pay to the Seller a purchase price in the amount of $110,213,867 (the "Initial Purchase Price") therefor.

          (b) The parties agree, to the fullest extent they may lawfully do so, that the Initial Purchase Price for the purchase and sale of the Purchased Portfolio Assets pursuant to Section 2.02(a) above represents reasonably equivalent value for the transfer of the same by the Seller to the Initial Purchaser pursuant to this Agreement.

          Section 2.03.  Recording of Sales and Transfers.  In connection with
                         --------------------------------
the sale and conveyance of Purchased Portfolio Assets pursuant hereto, the Seller shall indicate on its books and records that all such Purchased Portfolio Assets have been sold or conveyed to the Initial Purchaser. In addition, the Seller shall not carry any Purchased Portfolio Assets on its accounting records, and the Seller agrees that all such Purchased Portfolio Assets have been and will be, as contemplated by the terms of this Agreement, transferred and sold to the Initial Purchaser and carried on the Initial Purchaser's accounting records. Notwithstanding the foregoing, Shareholder Servicing Fees may be reflected as assets of the Distributor, the Transferor or the Seller if such treatment is required by GAAP and if all appropriate financial statements are footnoted to reflect the sale thereof to the Purchasers.

          Section 2.04.  Initial Purchaser's Collection Rights.  The Initial
                         -------------------------------------
Purchaser shall be entitled to take all actions it considers reasonable to collect from the respective Companies and Funds all payments in respect of the Purchased Portfolio Assets as and when the same shall become due. The Seller hereby irrevocably authorizes and empowers the Initial Purchaser to demand, sue for, collect and receive payment of any funds due with respect to the Purchased Portfolio Assets in the name of the Seller, if required in the judgment of the Initial Purchaser.

          Section 2.05.  Continuing Obligations.  Notwithstanding any other
                         ----------------------
provision of this Agreement, to the extent that any obligation of the Seller under, pursuant to and in connection with the Purchased Portfolio Assets remains unperformed or executory, the Seller shall be obligated to perform such obligation to the same extent as if the purchase and sale contemplated hereby had not taken place, and the Initial Purchaser shall not be required or obligated in any manner to perform or fulfill any of the obligations of Seller under, pursuant to or in connection with any Purchased Portfolio Assets.

          Section 2.06.  Further Assurances.  The Seller agrees to do such
                         ------------------
further acts and things, and to execute and deliver to the Initial Purchaser such additional assignments, agreements, powers and instruments, as are reasonably required by the Initial Purchaser to carry into effect the purposes of this Agreement or to better assure and confirm unto the Initial Purchaser its rights, power and remedies hereunder.


                                  ARTICLE III

                               SECURITY INTEREST

          Section 3.01.  Security Interest.  For valuable consideration, the
                         -----------------
receipt and sufficiency of which are hereby acknowledged, and to induce the Initial Purchaser to purchase the Purchased Portfolio Assets hereunder, the Seller hereby grants to the Initial Purchaser, in order to secure the Initial Purchaser's rights under this Agreement, a security interest in any remaining right, title and interest in and to the Purchased Portfolio Assets that remain property of the Seller's estate, notwithstanding this Agreement.


                                  ARTICLE IV

                                 MISCELLANEOUS

          Section 4.01.   Modifications in Writing.  This Agreement and any term
                         -------------------------
or provision hereof may only be amended, modified or waived by a written instrument executed by the parties hereto and by any additional Persons whose execution is required pursuant to Section 9.01 of the Master Agreement.

          Section 4.02.  Notices.  All notices, demands, instructions and other
                         --------
communications required or permitted to be given to or made upon any party hereto shall be given or made in accordance with Section 9.03 of the Master Agreement.

          Section 4.03.  Binding Effect; Assignment.  This Agreement shall be
                         --------------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto and of any additional Persons whose consent is required pursuant to
Section 9.07 of the Master Agreement; provided that the Purchaser's right, title and interest in, to and under this Agreement, including all of the Initial Purchaser's right, title and interest in and to Purchased Portfolio Assets may be assigned as contemplated by the Program Documents without the consent of the Seller.

          Section 4.04.  Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A
                         -------------
CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 4.05.  Severability of Provisions.  Any provisions of this
                         ---------------------------
Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 4.06.  Trust Capacity.  In executing and delivering this
                         --------------
Agreement and any other Program Document, Wilmington Trust Company acts solely as Owner Trustee of PLT Finance Trust 1997-1 and not in any individual capacity, and all persons having any claim against Wilmington Trust Company by reason of the transactions contemplated hereby shall not have any recourse to Wilmington Trust Company in its individual capacity.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

                             FEDERATED FUNDING 1997-1, INC.,
                               as Seller


                             By: /s/ Thomas R. Donahue
                                ---------------------------
                             Name:  Thomas R. Donahue
                             Title: Vice President


                             WILMINGTON TRUST COMPANY,
                             not in its individual capacity
                             but solely as Owner Trustee of the
                             PLT FINANCE TRUST 1997-1


                             By: /s/ Debra Eberly
                                -------------------------------
                             Name:  Debra Eberly
                             Title: Administrative Account Manager

                                                     Exhibit A to
                                              Initial Purchase Agreement


                          Purchased Portfolio Assets
                          --------------------------

          All Portfolio Assets, together with the Program Collections and the Ancillary Rights with respect thereto, arising directly or indirectly out of the Commission Shares of each Fund issued on or prior to the Initial Purchase Cut-Off Date, and, pursuant to the Program Allocation Procedures, consisting of [Confidential Treatment Requested] of Portfolio Assets arising directly or indirectly out of 5.5% Commission Shares and [Confidential Treatment Requested] of Portfolio Assets arising directly or indirectly out of Commission Shares sold on a 4% commission basis.






                                      A-1